Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Securities Purchase Agreement (this “Agreement”) dated as of September 19, 2010, is among Gold Resource Corporation, a Colorado corporation (the “Company”), and each entity that is listed on the signature page hereto.  Each such entity, together with its successors and permitted assigns, is referred to herein as a “Purchaser,” and all such entities, together with their successors and permitted assigns, are collectively referred to herein as the “Purchasers.”

A.           The Company proposes to issue and sell to the Purchasers 3,475,000 shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company.  The Shares will be offered and sold to the Purchasers in a private placement (the “Placement”) without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(2) (“Section 4(2)”) thereof and/or Regulation D (“Regulation D”) thereunder.

B.           Holders of the Shares will be entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into between the Company and the Purchasers pursuant to which the Company will agree, among other things, to file with the Commission a resale registration statement pursuant to Rule 415 under the Securities Act (the “Resale Registration Statement”) covering the resale of the Shares, and to use its reasonable best efforts to cause the Resale Registration Statement to be declared effective within the time periods specified in the Registration Rights Agreement.

C.           This Agreement, the Registration Rights Agreement and the Engagement Letter, dated September 1, 2010 (the “Engagement Letter”) between the Company and Jefferies & Company, Inc. are referred to herein collectively as the “Transaction Documents,” and the transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions.”  Nothing in this Agreement should be read to limit or otherwise modify the terms and other provisions of the Engagement Letter, provided that, in the event any terms of the Engagement Letter are inconsistent with or contradict any terms of this Agreement, this Agreement shall govern.

The Company and the Purchaser hereby confirm their agreement with each other as follows:

Section 1.  Purchase and Sale of Shares.

(a)  Closing; Closing Date.  Subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6 below, at the closing (the “Closing”), the Company shall issue and sell to the Purchasers, and each Purchaser severally will purchase from the Company on the Closing Date (as defined below), the amount of Shares set forth on Schedule A hereto.  The date and time of the Closing (the “Closing Date”) shall be 3:00 p.m., New York City time, on September 23, 2010 (or, subject to Section 7 hereof, such later date as is mutually agreed to by the Company and the Purchasers); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Sections 5 or 6 hereof, “Closing Date” shall mean 3:00 p.m., New York City Time, on the first business day following satisfaction or waiver of all such conditions) after notification of satisfaction or waiver of the conditions to the Closing set forth in Sections 5 and 6 below at the offices of Jones Day, 222 East 41st Street, New York, New York  10017.

(b)  Form of Payment.  On or before the Closing Date, (i) each Purchaser shall pay its Investment Amount (as set forth on, and as defined in, Schedule A) to the Company by wire transfer of immediately available funds and (ii) the Company shall deliver or cause to be delivered the Shares that each Purchaser is purchasing to or on behalf of such Purchaser (or for the account of each Purchaser as each Purchaser shall instruct) duly executed on behalf of the Company and registered in the name of each Purchaser or its designee.  The Closing of the purchase and sale of the Shares shall be accomplished as described in more detail in subsection (c), below.

(c)  Closing Mechanics.

(i)  One business day prior to the Closing, the Closing Agent will contact the contact person for each Purchaser listed on Schedule A hereto to confirm the closing mechanics set forth herein.

(ii)  At least one business day prior to the Closing Date, the Company will deliver to the Closing Agent duly executed certificates for the Shares, registered in the name(s) set forth on Schedule A hereto.  The Closing Agent shall hold such certificates in escrow for the benefit of the Company until released by the Company for issuance and sale as provided in Section 1(b).

(iii)  On the Closing Date, each Purchaser will pay its Investment Amount to the Company as required by Section 1(b), upon receipt of which and satisfaction of the other conditions to Closing the Closing Agent will deliver or cause to be delivered to the Purchaser the Shares to be purchased by the Purchaser at the address specified on Schedule A hereto.

(iv)  The receipt of funds by the Company from a Purchaser shall be deemed to be irrevocable instructions from such Purchaser to the Closing Agent that the conditions to the Closing have been satisfied.

(d)  On the Closing Date, the Closing Agent shall deliver to the Company all completed Agreements, including this Agreement, duly executed by each Purchaser.

Section 2.   Representations, Warranties and Covenants of Each Purchaser.

Each Purchaser severally represents and warrants to, and agrees with, in each case as to itself only, the Company that:

(a)  No Public Sale or Distribution.  Such Purchaser is acquiring the Shares for investment purposes, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum or specific term and reserves the right to dispose of Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.  Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.  Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.  As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)  Purchaser Status.  Each of the Purchasers acknowledges that (i) (A) it is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (B) is not an entity formed for the sole purpose of acquiring the Shares or (ii) it is not purchasing the Shares as a result of any “directed selling efforts,” within the meaning of Rule 902(c) of Regulation S and that such Purchaser is not a “U.S. Person,” within the meaning of Rule 902(k) of Regulation S and it is purchasing the Shares pursuant to an offshore transaction, as such terms are used in Rule 902(h) of Regulation S; (it being understood that the issuance of the Shares is being made in reliance on Section 4(2), Regulation D or Regulation S, and not Rule 144A), in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Shares.

(c)  Reliance on Exemptions.  Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.  The Purchaser agrees to indemnify the Company, the Closing Agent and each of their respective directors, officers, affiliates and agents against all losses, claims, costs, expenses, damage or liabilities that any of them may suffer or incur as a result of or arising from reliance on these representations.  The Purchaser undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth in the signature page to this Agreement which takes place prior to the Closing Date.

(d)  No General Solicitation or Advertising.  Such Purchaser acknowledges that it is not purchasing the Shares as a result of any “general solicitation” or “general advertising,” as such terms are used in Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(e)  Independent Evaluation.  Such Purchaser confirms and agrees that (i) it has independently evaluated the merits of its decision to purchase the Shares, (ii) it has not relied on the advice of, or any representations by, the Placement Agent or any affiliate thereof or any representative of the Placement Agent or its affiliates in making such decision, and (iii) neither the Placement Agent nor any of its representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Purchaser in connection with the transactions contemplated hereby, including (y) the Management Presentation dated September 2010 prepared by the Company in connection with the Placement (the “Management Presentation”) and (z) the reports and documents filed by the Company with the Commission and incorporated by reference into the Management Presentation (the “1934 Act Reports”).

(f)  Information.  Such Purchaser acknowledges that the Company has offered the Purchaser and its advisors, if any, access to all the materials set forth on Annex 1 and any other materials relating to the business, finances and operations of the Company or relating to the offer and sale of the Shares specifically requested by such Purchaser.  Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein.  Such Purchaser understands that its investment in the Shares involves a high degree of risk and is able to bear the economic risk of such investment.

(g)  No Governmental Review.  Such Purchaser understands that no United States agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(h)  Transfer or Resale.  Such Purchaser understands that: (i) the Shares have not been and will not be registered under the Securities Act or any U.S. state or non-U.S. securities laws; (ii) such Purchaser agrees that if it decides to offer, sell or otherwise transfer any of the Shares, such Shares may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to the Company; (C) outside the United States in accordance with Regulation S under the Securities Act and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the Securities Act provided by Rule 144A thereunder, if available, and in compliance with any applicable state securities laws, or (2) in a transaction that does not require registration under the Securities Act or applicable state securities laws; and (iii) the Company shall refuse, and shall instruct its transfer agent to refuse, to register any transfer that does not comply with the foregoing requirements.  The Purchaser acknowledges and understands that in the event the Shares are offered, sold or otherwise transferred by the Purchaser to a non-U.S. person prior to the expiration of the applicable distribution compliance period described in Regulation S, the Purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from such registration; and must further agree not to agree to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(i)  Legend(s).  Such Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, the certificates or other instruments representing the Shares, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth on Exhibit B hereto and that the Company will make a notation on its records and give instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth and described herein.

(j)  Filings.  If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, such Purchaser will use commercially reasonable efforts to execute, deliver and file and otherwise assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Shares.

(k)  Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(l)  Validity; Enforcement.  This Agreement and the Registration Rights  Agreement have been authorized by all necessary corporate action of, and duly and validly executed and delivered on behalf of, such Purchaser and constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(m)  No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(n)  Residency.  For purposes of U.S. securities laws, such Purchaser is a resident of that jurisdiction specified on Schedule A hereto.

(o)  United States Federal Taxation.  Such Purchaser acknowledges that it has sought advice concerning the tax aspects of and tax considerations involved in acquiring and holding the Shares from an independent tax adviser that it has considered necessary to make an informed investment decision with respect to the U.S. federal income tax consequences, as well as with respect to the laws of any state, local or foreign jurisdiction that are applicable to such Purchaser, of owning and disposing of the Shares.

(p)   No other Brokers.   Other than the Placement Agent, there is no person or entity acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.  If any person establishes a claim that any fee or other compensation is payable in connection with the Purchaser’s subscription, such Purchaser covenants to indemnify and hold harmless the Company and the Placement Agent with respect thereto and with respect to all costs reasonably incurred in the defense thereof.

(q)   Authorization of the Closing Agent.  The Purchaser irrevocably authorizes the Placement Agent, in its discretion, to act as the Purchaser’s representative at the Closing, and hereby appoints the Placement Agent, with full power of substitution, as its true and lawful attorney with full power and authority in the Purchaser’s place and stead:

(i) to receive certificates representing the Shares, to execute in the Purchaser’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Purchaser, and to exercise any rights of termination contained in this Agreement;

(ii) to approve any certificate or other document addressed to the Purchaser;

(iii) to extend time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Purchaser’s benefit contained in this Agreement; and

(iv) to terminate this Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Placement Agent, in its sole discretion may determine.

(r)  Disclosed Principal or Managed Accounts.   In the event the Purchaser is acting as a trustee or agent for a fully managed account or as agent for a disclosed principal, the Purchaser is duly authorized to execute and deliver this Agreement on behalf of the fully managed account or disclosed principal, and further, the Purchaser makes the foregoing representations and warranties on behalf of such fully managed account or disclosed principal.

Section 3.   Representations and Warranties of the Company.

In addition to the other representations, warranties and agreements contained in the Agreement, the Company hereby represents, warrants to, and agrees with, each of the Purchasers as follows:

(a)  No Material Misstatement or Omission.  The Management Presentation and the 1934 Act Reports do not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Management Presentation will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)  Exchange Act Compliance.  The 1934 Act Reports, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  There are no contracts or other documents required to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required.

(c)  The Transaction Documents.  The Company has all necessary power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder; each of the Transaction Documents has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles or equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)  The Shares.  The Company has all necessary power and authority to issue and deliver the Shares; the Shares have been duly authorized, and, when paid for and delivered to Purchasers, the Shares will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with federal and state securities laws.  None of the Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(e)  No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any affiliate (as defined in Rule 501(b) of Regulation D) registered for sale under a registration statement, except for rights (i) contained in the Registration Rights Agreement or (ii) as have been duly waived.

(f)  No Material Adverse Change.  Except as otherwise disclosed in the 1934 Act Reports or the Management Presentation, from and after June 30, 2010 and prior to the Closing Date:  (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(g)  Independent Accountants.  Stark Winter Schenkein & Co., LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the 1934 Act Reports, are (i) independent public or certified public accountants as required by the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (“PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(h)  Preparation of the Financial Statements.  As of the date hereof, the financial statements incorporated by reference in the Management Presentation and included in the 1934 Act Reports present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity in all material respects with generally accepted accounting principles as applied in the United States on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  As of the date hereof, the financial data set forth in the Management Presentation and the 1934 Act Reports fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the 1934 Act Reports.  No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data included in the 1934 Act Reports.

(i)  Incorporation and Good Standing of the Company and its Subsidiaries.  Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Management Presentation and the 1934 Act Reports, and, in the case of the Company, to enter into and perform its obligations under the Transaction Documents.  Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ equity, results of operations or business of the Company (a “Material Adverse Effect”).  All of the issued and outstanding capital stock or other equity or ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim.  As of the date hereof, the Company does not own or control, and as of the Closing Date, the Company will not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed under “Note 1 – Basis of Consolidation” to the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(j)  Capitalization and Other Capital Stock Matters.  The authorized capital stock of the Company consists of 60 million shares of common stock, $0.001 par value per share, and 5 million shares of preferred stock, $0.001 per share.  As of September 17, 2010, there were 49,523,303  shares of common stock and no shares of preferred stock outstanding.  As of the date hereof, the Shares conform, and as of the Closing Date, will conform, in all material respects to the description thereof contained in the Company’s registration statement on Form 8-A filed under the Exchange Act that is incorporated by reference in the Management Presentation.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  Except as disclosed in the 1934 Act Reports, there are no authorized or outstanding warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries.  As of September 17, 2010, there were issued and outstanding options to acquire 4,080,000 shares of common stock.  As of the date hereof and as of the Closing Date, the description of the Company’s stock option, stock bonus and other stock plans or arrangements, as set forth in the 1934 Act Reports, constitutes and will constitute an accurate summary of the material terms with respect to such plans, arrangements, options and rights.

(k)  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by laws, (ii) is in default (or, with the giving of notice or lapse of time, would be in default or constitute a default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) is in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary except with respect to clauses (ii) and (iii) of this sentence, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.  The Company’s execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, including the issuance and sale of the Shares (i)  will not result in any violation of the provisions of the charter or by laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to any Existing Instrument or other third party and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary except with respect to clauses (ii) and (iii) of this sentence, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of the Transaction Documents and consummation of the Transactions, except (i) with respect to the transactions contemplated by the Registration Rights Agreement or the filing of a Current Report on Form 8-K with the Commission as may be required under the Securities Act and the Exchange Act, as the case may be, (ii) as required by the state securities or “blue sky” laws, (iii) an application for listing of additional shares or other consents as may be required by a national securities exchange on which the Company’s common stock is then listed, and (iv) for such consents, approvals, authorizations, orders, filings or registrations that have been obtained or made and are in full force and effect.  As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(l)  No Material Actions or Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Effect  or adversely affect the consummation of the transactions contemplated by this Agreement and (C) any such action, suit or proceeding is or would be material in the context of the sale of the Shares.  No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(m)  Purchasers; Compliance With Rule 502(d).  The Company will exercise reasonable care to assure that the Purchasers are not “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Securities Act.

(n)  No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its affiliates, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions or similar fees or payments to any person (other than for persons or entities engaged by or on behalf of each Purchaser, the Placement Agent or the holder of the Shares) relating to or arising out of the Transactions.  The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, foreseeable and documented attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Shares.  Other than the Placement Agent, the Company has not engaged any placement agent, broker, finder or other agent in connection with the sale of the Shares and the Transaction Documents.

(o)  No Integrated Offering.  Neither the Company, nor any of its affiliates, or any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior or concurrent offerings by the Company in violation of the Securities Act.  None of the Company, its affiliates, or any Person acting on its behalf, will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance or sale of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings in violation of the Securities Act.

(p)  No Directed Selling Efforts.  None of the Company, its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares and each of the Company, its affiliates and any person acting on its or their behalf has complied and will comply with the offering restrictions requirement of Regulation S.

(q)  No Offer and Sale Within Six Months.  Except as disclosed in the 1934 Act Reports, the Company has not sold or issued any security of the same or similar class or series as any of the Shares or any security convertible into any of the Shares during the six-month period preceding the earlier of the date of this Agreement and  the Closing Date, including any sales pursuant to Regulation D (other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants), and has no intention of making, and will not make, an offer or sale of such securities, for a period of six months after the date of this Agreement, except for the offering of Shares as contemplated by this Agreement and the Registration Rights Agreement and as otherwise would be permitted by the Securities Act and the rules and regulations promulgated thereunder provided that such offering is conducted in a manner that will not impact the exemptions from registration relied up in this Placement.  As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(r) No Registration.  Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 2 hereof and each Purchaser’s compliance with their agreements set forth in the Transaction Documents and the Agent’s compliance with its obligations under the Engagement Letter, it is not necessary in connection with the offer, issuance, sale and delivery of the Shares in the manner contemplated by this Agreement and the other Transaction Documents to register the offer or sale of any of the Securities under the Securities Act.

(s)  Accredited Investor or Non-U.S. Person.  The Company will not offer or sell any of the Shares to any person whom it reasonably believes is not (i) an institutional “accredited investor” (as defined in clauses (1), (2), (3) and (7) of Rule 501(a) of Regulation D); or (ii) a non-U.S. person as defined under Regulation S of the Securities Act.

(t)  Public Utility Holding Company Act.  The Company is not a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(u)  Application of Takeover Protections; Rights Agreement.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its certificate of incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement or any Transaction Document, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Shares.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of any of its common stock or a change of control of the Company, respectively.

(v)  All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or other applicable (including foreign) regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(w)  Transactions With Affiliates.  Since December 31, 2009, there has not been any material transactions or loans (including guarantees of any kind) between (i) the Company or any of its subsidiaries (other than loans or advances made in the ordinary course of business to the Company’s subsidiaries to fund the operation of the Company’s business as such business is described in the 1934 Act Reports) and (ii) other persons that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company or any of its subsidiaries.

(x)  Insurance.  Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(y)  No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

(z)  Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting.  The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Management Presentation; and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)  Employee Relations.  Except as disclosed in the 1934 Act Reports and the Collective Labor Contract between The Sindicato de Trabajadores de la Construccion, Similares y Conexos del Estado de Oxaca, C.T.M. and Golden Trump Resources, S.A. de C.V. notarized on May 11, 2009, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and each of its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.  No strike, work stoppage or material work slowdown by employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  To the Company's knowledge, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, with any Person other than the Company or such Subsidiary, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(bb)  Title to Properties.  The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 3(h) above (or elsewhere in the Management Presentation and the 1934 Act Reports), in each case free and clear of any security interests, mortgages, pledges, liens, charges, encumbrances, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.  The Company and its subsidiaries hold either freehold title, mining leases, mining claims, mining concessions or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located in respect of the ore bodies and minerals located in properties in which the Company and its subsidiaries have an interest as described in the Management Presentation and the 1934 Act Reports under valid, subsisting and enforceable title documents or other recognized enforceable agreements or instruments which are currently sufficient to permit the Company and its subsidiaries to explore the minerals relating thereto, with only such exceptions as do not materially interfere with the use by the Company or its subsidiaries of the rights or interests so held.

(cc)  Intellectual Property Rights.  The Company and its subsidiaries own or possess sufficient trademarks, service marks, trade names, patents, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures), licenses and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others.  As of the date hereof and as of the Closing Date, the Company is not and will not be a party to or be bound by any material options, licenses or agreements with respect to the Intellectual Property Rights of any other person except as described in the 1934 Act Reports.  None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(dd)  Foreign Corrupt Practices Act Compliance.  None of the Company or any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the best knowledge of the Company, the Company’s any directors, officers, agents, employees, affiliates or other persons acting on behalf of the Company have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)  Money Laundering Laws.  The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)  OFAC.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)  Compliance With Environmental Laws.  Except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(hh)  Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(ii)  Tax Law Compliance.  The Company and its consolidated subsidiaries have filed all necessary federal and state income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(h) above in respect of all federal and state and income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(jj)  Company’s Accounting System.  The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)  Compliance With ERISA.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ll)  No Outstanding Loans or Other Extensions of Credit.  Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

(mm)  Compliance with Laws.  The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(nn)  No Price Stabilization or Manipulation; Compliance with Regulation M, etc.  The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)), whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M or facilitate any short-selling of the securities offered or the underlying securities by Purchasers.

(oo)  Company Not an “Investment Company.”  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).  The Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 4.   Covenants.

(a)  Reasonable Best Efforts.  Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)  Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to comply with any applicable state securities and “Blue Sky” laws in connection with the sale of the Shares.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)  Use of Proceeds.  The proceeds from the sale of the Shares (less the fees and expenses of the offering) will be used by the Company substantially in the manner described in the Management Presentation under the caption titled “Use of Proceeds.”

(d)  Financial Information. During the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Company agrees to promptly send the following to each Holder (as defined in the Registration Rights Agreement), unless the following are filed with the Commission through EDGAR and are available to the public through the EDGAR system, (i) a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally.

(e)  Fees and Expenses.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Shares to the Purchasers.

(f)  General Solicitation.  Neither the Company nor any of its Affiliates have engaged, or will engage, directly or indirectly in any form of “general solicitation” or “general advertising” in connection with the offering of the Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2); and the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Shares, except for this Agreement, the Engagement Letter with the Placement Agent and the Registration Rights Agreement, and the Company agrees not to enter into any such arrangement or agreement.

(g)  Integration.  The Company and its Affiliates will not directly or indirectly sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of any of the Shares in a manner that would require the registration under the Securities Act of any of the Shares.

(h)  Publicity.  Each Purchaser agrees that it will not issue any press release or otherwise make any public statement, filing or other communication regarding the offering or the business, operations or financial condition of the Company without the prior consent of the Company (as applicable), except to the extent required by law or legal process, in which case the Purchaser shall provide the Company with prior notice of such disclosure a reasonable time prior to such proposed disclosure; provided that Purchaser may communicate to prospective subsequent purchasers of the Shares information that has previously been made public by the Company so long as such communication could not be deemed to be a general solicitation under the Securities Act.  The Company agrees that it will not publicly disclose the name of any Purchaser or include the name of any Purchaser, without the prior written consent of such Purchaser, in any press release or other public statement, filing or other communication, except (a) in any registration statement in which such Purchaser is identified as a selling securityholder, or (b) to the extent required by law or legal process, in which case the Company shall provide such Purchaser with prior notice of such disclosure.

(i)  Reporting Status.  During the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(j)  Internal Revenue Service Forms.  Each Purchaser shall deliver to the Company a properly completed and duly executed applicable Internal Revenue Service Form W-8 or W-9 that establishes a complete exemption from United States withholding tax.  Each Purchaser will provide replacement forms on the obsolescence of such forms or inaccuracy of any information thereon.

(k)  Issuance Limitation.  During the period beginning on the date of this Agreement and ending on the 90th following the Closing Date, the Company shall not issue, sell or exchange, or agree or obligate itself to issue, sell or exchange or reserve, agree to or set aside for issuance, sale or exchange (other than (i) Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof and disclosed in the 1934 Act reports, (ii) pursuant to currently outstanding options that have been disclosed in Section 3(j) hereof or (iii) pursuant to a rights plan adopted by the Company), (1) any shares of Common Stock, (2) any other equity security of the Company, including without limitation shares of preferred stock, (3) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company, or (4) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (1) through (3).

Section 5.   Conditions to the Company’s Obligation to Sell.

The obligation of the Company hereunder to issue and sell the Shares to the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(a)  Each Purchaser shall have executed each of the Transaction Documents to which it is a party, in a form reasonably satisfactory to the Company, and delivered the same to the Company.

(b)  Each Purchaser shall have delivered to the Company each such Purchaser’s Investment Amount at the Closing by wire transfer of immediately available funds pursuant to the wire instructions, in respect of each Purchaser, as set forth on Schedule B hereto.

(c)  The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(d)  No injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the Transactions.

Section 6.   Conditions to the Purchasers’ Obligation to Purchase.

The obligation of each Purchaser hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchasers’ several and sole benefit and may be waived by each Purchaser at any time in such Purchaser’s sole discretion by providing the Company with prior written notice thereof:

(a)  The Company shall have executed and tendered, or caused to be delivered, to the Closing Agent to be held on behalf of the Purchaser (i) each of the Transaction Documents to which it is a party and (ii) the Shares being purchased by such Purchaser at the Closing pursuant to this Agreement, in each case, in form and substance reasonably satisfactory to such Purchaser.

(b)  The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company, as applicable, at or prior to the Closing Date.  Each Purchaser or its agent shall have received certificates, executed by an authorized officer of the Company (solely in his capacity as such, and not in his individual capacity), dated as of the Closing Date, to the foregoing effect.  The statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)  No injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Shares in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the knowledge of the Company after reasonable inquiry, be pending or contemplated as of the Closing Date.

(d)  Each Purchaser or its agent shall have received an opinion of Dufford & Brown, P.C., counsel to the Company, dated the Closing Date, in the form attached hereto as Exhibit A, satisfactory to such Purchaser or its agent.

(e)  The Company shall have delivered to each Purchaser a Secretary’s certificate certifying to (i) the formation and good standing of the Company in its jurisdiction of organization; (ii) qualification by such entity as a foreign corporation and good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which the Company operates as of a date within 30 days of the Closing Date; and (iii) (a) the resolutions as adopted by the Company’s Board of Directors authorizing the Transaction Documents and the Transactions, and (b) the accuracy of attached copies of the certificate of incorporation and bylaws, or other organizational documents, of the Company and such other matters as reasonably requested by the Purchasers and as are customary for similar transactions.

(f)  No Material Adverse Change shall have occurred in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the 1934 Act Reports.

Section 7.   Termination; Survival.

(a)  In the event that the Closing shall not have occurred due to the failure of the Company or any Purchaser to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on the fifth business day following the Closing Date.

(b)  Unless this Agreement is terminated under Section 7(a), the representations and warranties of the Purchaser and the Company contained in Sections 2 and 3, respectively, of this Agreement and covenants set forth in Sections 4 and 8 shall survive the Closing.

Section 8.   Indemnification.

(a)  In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Shares thereunder and in addition to all of the other obligations of the Company under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and such Purchasers’ stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, an “Indemnitee” and collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to:

(i)  any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (b) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from:

(ii)  the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby;

(iii)  any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares; or

(iv)  the status of the Purchaser or holder of the Shares as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents;

provided that indemnification pursuant to this clause (a) shall not be available to the extent arising primarily from a Purchaser’s bad faith, breach of the Transaction Documents, fraud, gross negligence or willful misconduct.

To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  If a third party claim in respect of Indemnified Liabilities involves more than one Indemnitee, the Indemnitees shall conduct the defense through the same legal counsel, at indemnitor’s expense, acceptable to all Indemnitees, provided that an Indemnitee may employ separate counsel, at indemnitor’s expense, if representation by the same legal counsel would be inappropriate due to differing interests between the Indemnitees.

(b)  Promptly after receipt by an Indemnitee under this Section 8 of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), such Indemnitee will, if a claim for indemnification in respect thereof is to be made against the Company, notify the Company (as applicable) in writing of the commencement thereof; but the omission to so notify the Company (as applicable) will not relieve it from any liability which the Company may have to any Indemnitee to the extent it is not materially prejudiced as a result thereof.  In case any such action or proceeding is brought against any Indemnitee, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such Indemnitee promptly after receiving the aforesaid notice from such Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided, however, that if the defendants (including any impleaded parties) in any such action include both the Indemnitee and the Company and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnitees which are different from or additional to those available to the Company, the Indemnitee or Indemnitees shall have the right to select separate counsel to defend such action on behalf of such Indemnitee or Indemnitees.  Upon receipt of notice from the Company to such Indemnitee of its election to so appoint counsel to defend such action and approval by the Indemnitee of such counsel, the Company will not be liable to such Indemnitee under this Section for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof unless:

(i)  the Indemnitee shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the Company shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the Indemnitee representing the Indemnitees who are parties to such action);

(ii)  the Company shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice or commencement of the action;

(iii)  the Company has authorized the employment of counsel for the Indemnitee at the expense of the Company; or

(iv)  the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with a conflict of interest.

The Company will not, without the prior written consent of the Indemnitees, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitees are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such claim, action, suit or proceeding and does not include an admission of guilt of, or failure to act by, the Indemnitee, or include any injunctive relief against any Indemnitee.  Subject to the provisions of the immediately following sentence, the Company shall not be liable for any settlement, compromise or the consent to the entry of judgment in connection with any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action other than a judgment entered with the consent of such Indemnitee, the Company shall indemnify and hold harmless any Indemnitee from and against any loss or liability by reason of such settlement or judgment.  If at any time an Indemnitee shall have requested that the Company shall reimburse the Indemnitee for reasonable fees and expenses of counsel as contemplated by this Section and to which it would be entitled under paragraph (a) of this Section hereof, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (1) such settlement is entered into more than 60 days after receipt by the Company of such request for reimbursement, (2) the Company shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (3) Company shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement (unless such reimbursement is disputed in good faith).  Each Indemnitee shall furnish such information regarding itself or the claim in question as the Company may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation arising therefrom.

Section 9.   Miscellaneous.

(a)  Notices.  Any notice or other communication required or permitted to be provided hereunder shall be in writing and shall be delivered in person or by first class mail (registered or certified, return receipt requested), facsimile, or overnight air courier guaranteeing next day delivery.  The address for such notices and communications shall be as follows:

If to the Company:

Gold Resource Corporation
222 Milwaukee Street, Suite 301
Denver, CO 80206
Attn:  William W. Reid, Chief Executive Officer
Facsimile:  (303) 320-7835

With a copy to:

Dufford & Brown, P.C.
1700 Broadway, Suite 2100
Denver, CO  80290
Attn:  David J. Babiarz, Esq.
Facsimile:  (303) 832-3804

If to a Purchaser:

To the address set forth under such Purchaser’s name on the signature pages hereto or such other address as may be designated in writing hereafter, in the same manner, by such person.

All notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  Failure to provide a notice or communication to one party hereto or any defect in it shall not affect its sufficiency with respect to other parties hereto.

(b)  Independent Nature of Purchaser’s Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of each other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document.  Each Purchaser acknowledges that no other Purchaser will be acting as agent of such Purchaser in enforcing its rights under this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.  The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

(c)  Governing Law; Jurisdiction; Jury Trial; Etc.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(d)  Amendments and Waivers.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchasers representing a majority of the Shares purchased or to be purchased, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding on all Purchasers and all holders of the Shares purchased under this Agreement, as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party from whom such waiver is requested, except that the Closing Agent may waive a condition precedent on behalf of the Purchaser.

(e)  Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(f)  Entire Agreement.  This Agreement supersedes all other prior oral or written agreements among the parties hereto and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters.

(g)  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other party.

(h)  Counterparts; Facsimile Copies.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i)  Severability.  If any provision of this Agreement shall be invalid, unenforceable, illegal or void in any jurisdiction, such invalidity, unenforceability, illegality or voidness shall not affect the validly or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  In that case, the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining provisions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(k)  No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except as provided in the next paragraph.

(l)  Reliance by the Placement Agent.  The parties agree and acknowledge that the Closing Agent and Placement Agent may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties of the respective Purchasers contained in this Agreement as if such representations, warranties, agreements, and covenants, as applicable, were made directly to the Agent.  The parties further agree that the Agent may rely on or, if the Agent so requests, be specifically named as an addressee of, the legal opinions to be delivered pursuant to Section 6(d) of this Agreement.

(m)  Exculpation of Closing Agent and Placement Agent.  Each party hereto agrees for the express benefit of each of the Closing Agent and the Placement Agent, their respective affiliates and their respective representatives that:

(i)  Neither Jefferies & Company, Inc. (as Closing Agent and Placement Agent) nor any of its affiliates or any of its representatives (1) has any duties or obligations other than those specifically set forth herein or in the Engagement Letter; (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the Transactions, including any information in the Management Presentation; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(ii)  Each of the Closing Agent, the Placement Agent, their respective affiliates and their respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as Placement Agent and Closing Agent, respectively, hereunder pursuant the indemnification provisions set forth in the Engagement Letter.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

GOLD RESOURCE CORPORATION

By:
Name
Title:

[PURCHASER]

[Insert name of Purchaser]

By:
Name
Title:

Schedule A

Purchaser Information

LEGAL NAME OF PURCHASER:	___________________________________________
ADDRESS OF PURCHASER:	___________________________________________
Attention: __________________________________
___________________________________________
___________________________________________
TELEPHONE NUMBER:	___________________________________________
FAX NUMBER:	___________________________________________

NOMINEE (Name in which the Shares are to be registered, if different than name of Purchaser): ___________________________________________
TAX I.D. NUMBER:	___________________________________________
(If acquired in the name of a nominee, the taxpayer I.D. number of such nominee)

PERSON TO RECEIVE COPIES OF TRANSACTION DOCUMENTS
NAME:	___________________________________________
TELEPHONE NUMBER:	___________________________________________
EMAIL:	___________________________________________

OPERATIONS CONTACTS
PRIMARY:	___________________________________________
TELEPHONE NUMBER:	___________________________________________
EMAIL:	___________________________________________

SECONDARY:	___________________________________________
TELEPHONE NUMBER:	___________________________________________
EMAIL:	___________________________________________

PAYMENT INSTRUCTIONS:
NAME OF BANK:	___________________________________________
ABA:	___________________________________________
ACCOUNT NAME:	___________________________________________
ACCOUNT NUMBER:	___________________________________________
REFERENCE/ATTENTION:	___________________________________________

MAIL PAYMENT NOTICES (if different than mailing address):
___________________________________________
Attention: _________________________________
___________________________________________
___________________________________________
TELEPHONE NUMBER:	___________________________________________
FAX NUMBER:	___________________________________________

STATE OF PRINCIPAL PLACE OF BUSINESS: _________________________________

PHYSICAL DELIVERY INSTRUCTIONS:
__________________________________________
Attention: ______________________________
__________________________________________
__________________________________________
TELEPHONE NUMBER:	__________________________________________
FAX NUMBER:	__________________________________________

TAX WITHHOLDING FORM ATTACHED (indicate type): _____________________________________

Aggregate number of Shares to be purchased by you: ____________________________ Aggregate number of Shares to be purchased by you X $16.00 (“Investment Amount”):$___________________
(if special denominations required, please note)

A-2

Schedule B

Wire Instructions

Please note Purchaser’s name on wire.

Domestic (U.S.):

•	Wire Routing Transit Number: 121000248
•	Bank Name: Wells Fargo Bank
•	City, State: San Francisco, CA
•	Gold Resource Corporation’s Savings Account Number: 1736248897
•	Title of Account: Gold Resource Corporation

International:

•	Wire Routing Transit Number: 121000248
•	SWIFT Code: WFBIUS6S
•	Bank Name: Wells Fargo Bank
•	City, State: San Francisco, CA
•	Gold Resource Corporation’s Savings Account Number: 1736248897
•	Title of Account: Gold Resource Corporation

Exhibit A

Opinion of counsel to the Company

1.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with limited liability power and corporate power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Management Presentation and the 1934 Act Reports and to enter into and perform its obligations under the Securities Purchase Agreement and the other Transaction Documents, as the case may be.

2.  The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations thereunder, to issue the Shares and to consummate the Transactions.

3.  Each of the Transaction Documents has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.  The Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights.

5.  None of the Company nor any of subsidiaries of the Company is (i) in violation of its charter, by-laws or equivalent constituent documents, (ii) is in default under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which any of such companies is a party or by which it or any of them may be bound, or to which any of the property or assets of such companies is subject, except for such defaults as would not, individually or in the aggregate, result in a Material Adverse Change or (iii) is in violation of any law, administrative regulation or administrative or court decree applicable to any of such companies or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

6.  To the knowledge of such counsel, there are no legal or governmental proceedings pending to which any of the Company or any of the subsidiaries of the Company is a party or of which any property or assets of any of such companies is subject which, if determined adversely to any of such companies, would have a Material Adverse Effect; and, to the actual knowledge of such counsel, no such proceedings are overtly threatened or contemplated by governmental or regulatory authorities or threatened by others.

7.  The execution and delivery of the Transaction Documents by the Company and the subsidiaries of the Company, the performance by such companies of their respective thereunder, including the issuance and sale of the Shares, (i) will not result in any violation of the provisions of the charter, by-laws or equivalent constituent documents of the Company or any subsidiary of the Company; (ii) will not constitute a breach of, or default under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of the Company or any of subsidiaries of the Company, pursuant to any indenture, mortgage, loan or credit agreement, note or other instrument to which any of such companies is a party or by which it or any of them may be bound ; (iii) will not result in any violation of any federal or Colorado law or, to the best knowledge of such counsel any administrative regulation or administrative or court decree, applicable to the Company or any of the subsidiaries of the Company; or (v) will not require any consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, except (i) with respect to the transaction contemplated by the Registration Rights Agreement and may be required under the Securities Act and the Exchange Act, (ii) as required by the state securities or “blue sky” laws and (iii) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made.

8.  Assuming the accuracy of the representations and warranties of the Company and the Purchasers contained in the Purchase Agreement and the compliance of such parties with the agreements set forth herein and therein, it is not necessary, in connection with the issuance and sale of the Shares, in the manner contemplated by Transaction Documents and the Management Presentation, to register the Shares under the Securities Act.

9.  The Company has the authorized capitalization as set forth in the Management Presentation.

10.  None of the Company or any subsidiary of the Company is, and after receipt of payment for the Shares, will be, an “investment company” within the meaning of, and subject to registration under, Investment Company Act.

Exhibit B

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE CORPORATION WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.  SUCH REQUEST SHOULD BE ADDRESSED TO THE CORPORATION OR THE TRANSFER AGENT.

THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, EFFECTIVE AS OF THE EFFECTIVENESS DATE THEREOF, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AT THE CORPORATION’S PRINCIPAL EXECUTIVE OFFICES.

Annex 1

None